                                                                     Exhibit 3.3

                      CERTIFICATE OF DESIGNATIONS, POWERS,
                          PREFERENCES AND OTHER RIGHTS
                              AND QUALIFICATIONS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

                         (PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

--------------------------------------------------------------------------------

      GLOBALOPTIONS GROUP, INC., a corporation  organized and existing under the
Delaware General Corporation Law (the "CORPORATION"),  hereby certifies that the following  resolution was adopted by the Board of Directors (the "BOARD") of the
Corporation  on November 6, 2006 pursuant to the authority of the Board pursuant to the provisions of Section 151 of the General  Corporation Law of the State of
Delaware:

      RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the  Certificate of  Incorporation  (the  "CERTIFICATE OF
INCORPORATION"), of the Corporation, the Board hereby authorizes a series of the
Corporation's previously authorized Preferred Stock, par value $0.001 per share, and hereby states the designation  and number of shares,  and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

      Series A Convertible Preferred Stock:

      1. DESIGNATION AND NUMBER OF SHARES.  There shall be a series of Preferred
Stock that shall be designated as "SERIES A  CONVERTIBLE  PREFERRED  STOCK," and the number of shares  constituting  such  series  shall be 16,000  shares.  Such number of shares may be  increased  or  decreased  by  resolution  of the Board;
PROVIDED,  HOWEVER, that no decrease shall reduce the number of shares of Series
A Convertible  Preferred Stock to less than the number of shares then issued and outstanding  plus the number of shares  issuable  upon  exercise of  outstanding rights,  options or warrants or upon conversion of outstanding securities issued by the Corporation.

      2. RANKING.  The Series A Convertible  Preferred Stock shall, with respect to  distribution  rights upon the Liquidation (as defined in Section 3 below) of the Corporation, rank (a) subject to clause (b), senior to the common stock, par value $0.001 per share, of the Corporation (the "COMMON  STOCK"),  and all other preferred stock of the Company, and (b) as applicable,  junior to or on a parity with such preferred  stock of the Company the terms of which  expressly  provide that such  preferred  stock will rank senior to or on a parity with the Series A
Convertible Preferred Stock.

      3. LIQUIDATION.

            (a)  Upon  any   liquidation,   dissolution  or  winding-up  of  the
Corporation,  whether voluntary or involuntary,  which shall include, but not be limited to, the events set forth in Section 9(f)(i)-(v) below (a "LIQUIDATION"), the holders of record of the shares of the Series A Convertible  Preferred Stock shall be entitled to receive,  immediately after any  distributions  required by the  Corporation's  Certificate  of  Incorporation  and  any  certificate(s)  of designation,  powers, preferences and rights in respect of any securities of the
Corporation  having priority over the Series A Convertible  Preferred Stock with respect to the distribution of the assets of the Corporation  upon  Liquidation,

and before and in  preference  to any  distribution  or payment of assets of the
Corporation or the proceeds thereof may be made or set apart with respect to any securities  of the  Corporation  over which the Series A  Convertible  Preferred
Stock  has  priority  with  respect  to the  distribution  of the  assets of the
Corporation  upon  Liquidation  ("JUNIOR  SECURITIES"),  an  amount in cash with respect  to each  share of Series A  Convertible  Preferred  Stock  held by such holders,  equal to $1,000 per share (subject to adjustment in the event of stock splits,  combinations or similar events). If, upon such Liquidation,  the assets of the  Corporation  available  for  distribution  to the  holders  of  Series A
Convertible  Preferred Stock and any securities of the Corporation  having equal priority  with the Series A  Convertible  Preferred  Stock  with  respect to the distribution  of  the  assets  of  the  Corporation  upon  Liquidation  ("PARITY
SECURITIES")  shall be  insufficient to permit payment in full to the holders of the Series A Convertible Preferred Stock and Parity Securities,  then the entire assets and funds of the Corporation  legally  available for distribution to such holders of the Series A Convertible  Preferred Stock and Parity  Securities then outstanding  shall be  distributed  ratably  among such  holders  based upon the proportion the total amount  distributable on each share upon liquidation  bears to the aggregate amount available for distribution on all shares of the Series A
Convertible  Preferred  Stock and of such Parity  Securities,  if any. Except as otherwise  specifically provided, the consolidation or merger of the Corporation with another person, or the sale,  transfer or lease of all or substantially all of its assets to another  person shall not be deemed to be a Liquidation  within the meaning of this Section 3(a).

            (b) Upon the completion of the  distributions  required by paragraph
(a) of this  Section  3, if assets  remain  in the  Corporation,  they  shall be distributed  to holders of Series A  Convertible  Preferred  Stock pro rata with holders of Junior Securities, based on the number of shares of Common Stock into which  the  Series A  Convertible  Preferred  Stock is  convertible  at the then effective Conversion Rate (as defined below).

      4.  DIVIDENDS.  The  Series A  Convertible  Preferred  Stock  shall not be entitled  to receive  dividends  or other  distributions  from the  Corporation, except to the extent that  dividends are declared on the Common Stock,  in which case holders of Series A Convertible Preferred Stock will be entitled to receive such  dividends  based on the  number of shares of Common  Stock  into which the
Series A  Convertible  Preferred  Stock  is  convertible  at the then  effective
Conversion Rate.

      5.  CONVERSION  RIGHTS.  Each  holder of record of shares of the  Series A
Convertible  Preferred  Stock shall have the right to convert all or any part of such holder's shares of Series A Convertible  Preferred Stock into Common Stock, without any further payment therefor, as follows:

            (a) OPTIONAL  CONVERSION.  Subject to and upon  compliance  with the provisions  of this Section 5, the holder of any shares of Series A  Convertible
Preferred  Stock shall have the right at such holder's  option,  at any time and from  time to time,  to  convert  any of such  shares  of  Series A  Convertible
Preferred Stock into fully paid and non-assessable whole shares of Common Stock.
Each  share  of  Series  A  Convertible   Preferred  Stock  shall  initially  be
convertible into 500 shares of Common Stock (the "CONVERSION RATE"),  subject to adjustment upon the terms hereinafter set forth.

            (b) MECHANICS OF CONVERSION.

                  (i) Before any holder of Series A Convertible  Preferred Stock shall be entitled to convert  the same into shares of Common  Stock,  such holder shall  surrender the  certificate or  certificates  therefor,  duly endorsed,  at the office of the  Corporation  or of any transfer agent for the Series A Convertible Preferred Stock, and shall give written notice to the  Corporation  at its principal  corporate  office,  of the election to convert  the same and shall  state  therein the name or names in which the certificate or  certificates  for shares of Common Stock are to be issued.
      The  Corporation  shall,  as soon as  practicable  thereafter,  issue  and deliver at such  office to such holder of Series A  Convertible  Preferred
      Stock,  or to the nominee or nominees of such  holder,  a  certificate  or certificates for the number of shares of Common Stock to which such holder shall be entitled as  aforesaid.  Conversion  shall be deemed to have been effected on the date when a notice of an election to convert and  properly endorsed  certificates are delivered,  and such date is referred to herein as the "CONVERSION DATE."

                  (ii) All Common Stock which may be issued upon  conversion  of the Series A Convertible  Preferred  Stock will,  upon  issuance,  be duly issued,  fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

            (c)  FRACTIONAL  SHARES.  No fractional  shares shall be issued upon conversion  of Series A  Convertible  Preferred  Stock into Common Stock and the number of shares of Common  Stock to be issued  shall be rounded to the  nearest whole share.  If any  fractional  share of Common  Stock  would,  except for the provisions of the first  sentence of this Section  5(c), be delivered  upon such conversion, the Corporation,  in lieu of delivering such fractional share, shall pay to the holder  surrendering  the Class A Preferred  Stock for  conversion an amount in cash equal to the current  market  price of such  fractional  share as determined in good faith by the Board.

            (d)  CONVERSION  RATE  ADJUSTMENTS.  The  Conversion  Rate  shall be subject to the adjustment provisions of Section 6 below.

      6.  ANTI-DILUTION  PROVISIONS.  During  the  period in which any shares of
Series A Convertible Preferred Stock remain outstanding,  the Conversion Rate in effect at any time,  and the number  and kind of  securities  issuable  upon the conversion  of the Series A  Convertible  Preferred  Stock,  shall be subject to adjustment from time to time following the date of the original  issuance of the
Series A Convertible  Preferred  Stock upon the  happening of certain  events as follows:

            (a)  RECAPITALIZATION,   RECLASSIFICATION  AND  SUCCESSION.  If  any
recapitalization  of the Corporation or  reclassification of its Common Stock or any merger or  consolidation  of the  Corporation  into or with a corporation or other business entity,  or the sale or transfer of all or  substantially  all of the Corporation's  assets or of any successor  corporation's assets to any other corporation or business  entity (any such  corporation or other business  entity being included within the meaning of the term "successor  corporation") shall be effected  then,  as a  condition  of  such  recapitalization,  reclassification, merger, consolidation,  sale or transfer, lawful and adequate provision shall be made  whereby  each  holder of shares of Series A  Convertible  Preferred  Stock thereafter  shall  have the  right to  receive  such  shares of  capital  stock, securities  or other  property as may be issued or payable with respect to or in exchange for a number of outstanding  shares of Common Stock equal to the number of shares of Common Stock  immediately  theretofore  issuable upon conversion of the shares of Series A Convertible  Preferred Stock held by such holder prior to
such  recapitalization,   reclassification,   merger,  consolidation,   sale  or
transfer, and in each such case, the terms of this Section 6 shall be applicable to the  shares of stock or other  securities  or  property  receivable  upon the conversion  of such shares of Series A  Convertible  Preferred  Stock after such consummation.

            (b) SUBDIVISION OR COMBINATION OF SHARES.  If the Corporation  shall
subdivide  or  combine  its  Common  Stock,   the   Conversion   Rate  shall  be
proportionately adjusted.

            (c) STOCK  DIVIDENDS AND  DISTRIBUTIONS.  If the  Corporation  shall issue or pay the holders of its Common Stock, or take a record of the holders of its  Common  Stock for the  purpose of  entitling  them to  receive,  a dividend payable in, or other  distribution  of, Common Stock,  then the Conversion  Rate shall be  adjusted  to the  number of shares of Common  Stock that a holder of a share of Series A  Convertible  Preferred  Stock  would have  owned  immediately following  such action had such share of Series A  Convertible  Preferred  Stock been converted immediately prior thereto.

            (d) VALUATION ADJUSTMENT.

                  (i) If the Corporation has issued,  or shall be deemed to have issued,  Additional Shares of Common Stock (as hereinafter  defined) for a consideration  per  share  less  than  $2.00 per share or with a per share conversion, exercise or exchange price of less than $2.00 per share (each, a  "TRIGGERING  ISSUANCE"  and  such  lesser  consideration  or per  share conversion, exercise or exchange price, the "ADJUSTED PRICE"), then and in such event, the Conversion Rate shall be adjusted to $1,000 divided by the
      Adjusted  Price,  but in no event shall the denominator be less than $.765 per share.

                  (ii) As used herein, "Additional Shares of Common Stock" shall mean  all  shares  of  Common  Stock,  or  any  stock  options,  warrants, convertible  securities  or other rights to purchase or acquire  shares of
      Common Stock,  issued or deemed to be issued by the Corporation  after the date hereof which  represent a Triggering  Issuance.  Notwithstanding  the foregoing,  no issuance or deemed  issuance (A)  described in  subsections
      (a),  (b) or (c) of this  Section 6, or (B) of Common  Stock or options or warrants  to  purchase  Common  Stock  issued to  officers,  directors  or
      employees  of  or   consultants  to  the   Corporation   pursuant  to  any
      compensation  agreement,  plan or  arrangement,  or the issuance of Common
      Stock upon the exercise of any such  options or warrants,  shall be deemed the issuance of Additional Shares of Common Stock.

            (e) CERTAIN  SHARES  EXCLUDED.  The number of shares of Common Stock outstanding at any given time for purposes of the  adjustments set forth in this
Section 6 shall  exclude any shares  then  directly  or  indirectly  held in the treasury of the Corporation.

            (f)  DEFERRAL  AND  CUMULATION  OF  DE  MINIMIS   ADJUSTMENTS.   The
Corporation  shall  not be  required  to make any  adjustment  pursuant  to this
Section 6 if the amount of such  adjustment  would be less than one percent (1%)
of the  Conversion  Rate in  effect  immediately  before  the event  that  would otherwise  have  given  rise to such  adjustment.  In such  case,  however,  any adjustment  that would  otherwise have been required to be made shall be made at the time of and together with the next  subsequent  adjustment  which,  together with any adjustment or adjustments so carried forward,  shall amount to not less than one percent (1%) of the Conversion  Rate in effect  immediately  before the event giving rise to such next subsequent  adjustment.  All  calculations  under this  Section 6 shall be made to the nearest  one-hundredth  of a share,  as the case  may be,  but in no event  shall  the  Corporation  be  obligated  to issue fractional shares of Common Stock or fractional  portions of any securities upon the conversion of the Series A Convertible Preferred Stock.

            (g)  DURATION  OF   ADJUSTMENT.   Following   each   computation  or
readjustment  as provided in this  Section 6, the new adjusted  Conversion  Rate shall remain in effect until a further  computation or  readjustment  thereof is required.

      7.  REDEMPTION.  The Corporation may not redeem the outstanding  shares of
Series A Convertible  Preferred  Stock and the holders shall not have any right, at any time or under any circumstances, to require the Corporation to redeem any of the Series A Convertible Preferred Stock.

      8. VOTING RIGHTS.

            (a) Except as  otherwise  required by law,  the holders of shares of
Series A  Convertible  Preferred  Stock shall be entitled to vote on all matters submitted to a vote of the  stockholders  of the Corporation and shall have such number of votes equal to the largest whole number of shares of Common Stock into which  such  holders'  shares  of  Series  A  Convertible  Preferred  Stock  are convertible  pursuant  to the  provisions  hereof  at the  record  date  for the determination  of  stockholders  entitled to vote on such matters or, if no such record  date is  established,  at the date  such  vote is  taken or any  written consent of stockholders is solicited.  Except as otherwise  required by law, the holders of shares of Series A Convertible Preferred Stock and Common Stock shall vote together as a single class, and not as separate classes.

            (b) In the  event  that the  holders  of the  Series  A  Convertible
Preferred Stock are required to vote as a class, the affirmative vote of holders of not less than a majority of the  outstanding  shares of Series A  Convertible
Preferred  Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite  percentage of holders of Series
A Convertible  Preferred  Stock,  such matter shall bind all holders of Series A
Convertible Preferred Stock.

      9. COVENANTS OF THE COMPANY. The Corporation covenants and agrees that, so long as shares of Series A Convertible Preferred Stock are outstanding,  it will perform the obligations set forth in this Section 9:

            (a)  TAXES  AND  LEVIES.  The  Corporation  will  promptly  pay  and discharge all taxes,  assessments,  and  governmental  charges or levies imposed upon  the  Corporation  or upon  its  income  and  profits,  or upon  any of its property,  before the same shall  become  delinquent,  as well as all claims for labor,  materials and supplies which,  if unpaid,  might become a lien or charge
upon  such  properties  or  any  part  thereof;  PROVIDED,   HOWEVER,  that  the
Corporation shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by  appropriate  proceedings  and the  Corporation  shall set aside on its books  adequate  reserves  in  accordance  with  generally  accepted  accounting principles  ("GAAP") with respect to any such tax,  assessment,  charge, levy or claim so contested;

            (b) MAINTENANCE OF EXISTENCE. The Corporation will do or cause to be done all things  reasonably  necessary  to  preserve  and keep in full force and effect its corporate  existence,  rights and franchises and comply with all laws applicable to the Corporation, except where the failure to comply would not have a material adverse effect on the Corporation;

            (c)  MAINTENANCE  OF  PROPERTY.  The  Corporation  will at all times maintain,  preserve, protect and keep its property used or useful in the conduct of its business in good repair,  working order and  condition,  and from time to
time  make  all  needful  and  proper  repairs,   renewals,   replacements   and
improvements  thereto  as shall be  reasonably  required  in the  conduct of its business;

            (d) INSURANCE. The Corporation will, to the extent necessary for the operation  of  its  business,  keep  adequately  insured  by  financially  sound reputable  insurers,  all  property  of a character  usually  insured by similar corporations  and carry such other  insurance  as is usually  carried by similar corporations;

            (e) BOOKS AND RECORDS.  The Corporation  will at all times keep true and correct books,  records and accounts  reflecting all of its business affairs and transactions materially in accordance with GAAP; and

            (f) NOTICE OF  CERTAIN  EVENTS.  The  Corporation  will give  prompt written  notice  (with a  description  in  reasonable  detail) to the holders of
Series A Convertible Preferred Stock in the event the Corporation shall:

                  (i) become insolvent or generally fail or be unable to pay, or admit in writing its inability to pay, its debts as they become due;

                  (ii) apply for,  consent to, or acquiesce in, the  appointment
      of  a  trustee,   receiver,   sequestrator  or  other  custodian  for  the
      Corporation or any of its property,  or make a general  assignment for the benefit of creditors;

                  (iii) in the absence of such application, consent or acquiesce in,  permit or suffer to exist the  appointment  of a  trustee,  receiver, sequestrator or other custodian for the Corporation or for any part of its property;

                  (iv)  permit  or  suffer  to  exist  the  commencement  of any bankruptcy,  reorganization,  debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution,  winding up or liquidation proceeding,  in respect of the Corporation,  and, if such case or  proceeding  is not  commenced  by the  Corporation  or  converted to a voluntary  case,  such  case  or  proceeding  shall  be  consented  to  or acquiesced in by the  Corporation or shall result in the entry of an order for relief;

                  (v) enter into any agreement to merge or consolidate  with any other person or sell,  transfer or lease all or  substantially  all of its assets to any other person; or

                  (vi)  declare any split of its  outstanding  shares of capital stock,  declare  or make  any  dividend  or  distribution,  or  subdivide, reclassify or combine any of its outstanding shares of capital stock.

            (g)  PROTECTIVE  PROVISIONS.  So  long as any  shares  of  Series  A
Convertible Preferred Stock are outstanding,  the Corporation shall not, without first  obtaining  the approval  (by vote or written  consent) as provided by the
Delaware  General  Corporation Law of the holders of not less than a majority of the outstanding shares of Series A Convertible Preferred Stock:

                  (i) alter,  amend or repeal (whether by merger,  consolidation or  otherwise)  the  rights,  preferences  or  privileges  of the Series A
      Convertible  Preferred Stock or any capital stock of the Corporation so as to affect adversely the Series A Convertible Preferred Stock;

                  (ii) alter,  amend or repeal, the Certificate of Incorporation or By-laws of the Corporation in a manner that would adversely  affect the voting  power of the  Series A  Convertible  Preferred  Stock or any other rights or privileges of the holders of the Series A Convertible  Preferred
      Stock;

                  (iii) create any new class or series of capital stock having a
      preference   over  the  Series  A  Convertible   Preferred   Stock  as  to
      distribution of assets upon a Liquidation ("SENIOR SECURITIES");

                  (iv) create any new class or series of capital  stock  ranking
      PARI  PASSU  with  the  Series  A  Convertible   Preferred   Stock  as  to
      distribution  of assets  upon a  Liquidation  (as  previously  defined  in
      Section 3(a) hereof, "PARITY SECURITIES");

                  (v)  increase  the  authorized  number  of  shares of Series A
      Convertible Preferred Stock;

                  (vi) issue any Senior Securities or Parity Securities; or

                  (vii) do any act or thing not  authorized or  contemplated  by this  Certificate  of  Designations  which would result in taxation of the holders  of shares  of the  Series A  Convertible  Preferred  Stock  under
      Section  305 of the  Internal  Revenue  Code of 1986,  as amended  (or any comparable  provision of the Internal  Revenue Code as hereafter from time to time amended).

      10.  RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available and free of preemptive  rights out of its authorized but unissued
Common Stock, solely for the purpose of effecting the conversion of the Series A
Convertible  Preferred  Stock  pursuant to the terms hereof,  such number of its shares of Common Stock (or other shares or other  securities as may be required)
as shall  from  time to time be  sufficient  to  effect  the  conversion  of all outstanding  Series A Convertible  Preferred Stock pursuant to the terms hereof.
If at any time the number of authorized but unissued  shares of Common Stock (or such other shares or other  securities)  shall not be  sufficient  to affect the conversion of all then  outstanding  Series A Convertible  Preferred  Stock, the
Corporation  shall promptly take such action as may be necessary to increase its authorized  but unissued  Common Stock (or other shares or other  securities) to such number of shares as shall be sufficient for such purpose.

      11. MISCELLANEOUS.

      There  is no  sinking  fund  with  respect  to the  Series  A  Convertible
Preferred Stock.

            (a) The shares of the Series A Convertible Preferred Stock shall not have any  preferences,  voting  powers  or  relative,  participating,  optional, preemptive or other special rights except as set forth above in this Certificate of Designations and in the Certificate of Incorporation of the Corporation.

            (b) The holders of the Series A Convertible Preferred Stock shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

            (c)  Holders of a  majority  of the  outstanding  shares of Series A
Convertible  Preferred Stock may,  voting as a single class,  elect to waive any provision  of these  Articles  of  Amendment  Designating  Series A  Convertible
Preferred Stock, and the affirmative vote of such percentage with respect to any proposed waiver of any of the provisions contained herein shall bind all holders of Series A Convertible Preferred Stock.

      IN WITNESS WHEREOF,  GlobalOptions Group, Inc. has caused this Certificate of Designations to be signed by a duly authorized officer of the Corporation, on this 6th day of November  2006,  and such person hereby affirms under penalty of
perjury  that  this   Certificate  of  Designations  is  the  act  and  deed  of
GlobalOptions  Group,  Inc.,  and  that the  facts  stated  herein  are true and correct.

                                GLOBALOPTIONS GROUP, INC.

                                By: /s/ Harvey W. Schiller
                                    --------------------------------------------
                                     Harvey W. Schiller, Ph.D.
                                     Chairman and Chief Executive
                                     Officer